                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-99389 on Form N-1A of WCMA Treasury Fund of our reports on each Fund and each Trust as listed below, each appearing in Part B of this Registration Statement.


Name                                  Date of our Report
----                                  ------------------
WCMA Money Fund                       March 3, 2003
Master Money Trust                    February 6, 2003 (February 28, 2003 as to Note 5)

WCMA Government Securities Fund       March 3, 2003
Master Government Securities Trust    February 6, 2003 (February 28, 2003 as to Note 5)

WCMA Tax-Exempt Fund                  March 3, 2003
Master Tax-Exempt Trust               February 6, 2003 (February 28, 2003 as to Note 5)

WCMA Treasury Fund                    March 3, 2003
Master Treasury Trust                 February 6, 2003 (February 28, 2003 as to Note 5)



/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 18, 2003